As filed with the Securities and Exchange Commission on May 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2582379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, Georgia 31757

(Address, including zip code, of Principal Executive Offices)

FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN

(Full title of the plan)

Stephen R. Avera, Esq.

Executive Vice President,

Secretary and

General Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

(Names and address of agent for service)

(229) 226-9110

(Telephone number, including area code, of agent for service)

Copy to:

Sterling A. Spainhour, Jr., Esq.

Jones Day,

1420 Peachtree St., NE

Suite 800

Atlanta, Georgia 30309-3053

(404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 Par Value (3)	2,000,000 shares	$21.24	$42,480,000	$5,472

(1)	The shares of common stock which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the price per share is based on the average of the high and low prices of the common stock on the New York Stock Exchange on May 19, 2014.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relating to the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “Plan”), is being filed to register an additional 2,000,000 securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E of Form S-8 and with respect to the Plan, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-58320) filed by Flowers Foods, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 5, 2001 and Post-Effective Amendment No. 1 thereto filed by the Company with the SEC on May 31, 2001 (Registration No. 333-58320) and the Registration Statement on Form S-8 (Registration No. 333-151746 filed by the Company with the SEC on June 18, 2008, in each case, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

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Item 8. Exhibits.

Exhibit Number	Description

4.1	Flowers Foods, Inc. 401(k) Retirement Savings Plan (as amended and restated effective as of January 1, 2010), as further amended through December 17, 2013.

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page).

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Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Thomasville, Georgia, United States, on the 21st day of May, 2014.

FLOWERS FOODS, INC.

By:	/s/ Stephen R. Avera
Name:	Stephen R. Avera, Esq.
Title:	Secretary and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Allen L. Shiver, R. Steve Kinsey and Stephen R. Avera, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Signature	Title	Date

/s/ Allen L. Shiver Allen L. Shiver	President and Chief Executive Officer, and Director (Principal executive officer)	May 21, 2014

/s/ R. Steve Kinsey R. Steve Kinsey	Executive Vice President and Chief Financial Officer (Principal financial officer)	May 21, 2014

/s/ Karyl H. Lauder Karyl H. Lauder	Senior Vice President and Chief Accounting Officer (Principal accounting officer)	May 21, 2014

/s/ George E. Deese George E. Deese	Executive Chairman	May 21, 2014

Signature	Title	Date

/s/ Joe E. Beverly Joe E. Beverly	Director	May 21, 2014

/s/ Franklin L. Burke Franklin L. Burke	Director	May 21, 2014

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director	May 21, 2014

/s/ Benjamin Griswold, IV Benjamin Griswold, IV	Director	May 21, 2014

/s/ Amos R. McMullian Amos R. McMullian	Director	May 21, 2014

/s/ J.V. Shields, Jr. J.V. Shields, Jr.	Director	May 21, 2014

/s/ David V. Singer David V. Singer	Director	May 21, 2014

/s/ Melvin T. Stith Melvin T. Stith, Ph.D.	Director	May 21, 2014

/s/ C. Martin Wood III C. Martin Wood III	Director	May 21, 2014

Pursuant to the requirements of the Securities Act of 1933, the administrator of The Flowers Foods, Inc. 401(k) Retirement Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Thomasville, State of Georgia on May 21, 2014.

By:	/s/ Karen Hickey
Karen Hickey
Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description

4.1	Flowers Foods, Inc. 401(k) Retirement Savings Plan (as amended and restated effective as of January 1, 2010), as further amended through December 17, 2013.

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page).